Pilgrim’s Pride Reports Q3 Net Sales of $2.78 Billion, Operating Income of $188 Million and GAAP EPS of $0.44, a 267% increase over the $0.12 in Q3 2018

GREELEY, Colo., October 30, 2019 (GLOBE NEWSWIRE) - Pilgrim’s Pride Corporation (NASDAQ: PPC) reports third quarter 2019 financial results.

Third Quarter Highlights

•	Net Sales of $2.78 billion.

•	Net Income of $109.8 million.

•	Operating Income margins of 6.5% in U.S., 11.5% in Mexico and 4.9% in Europe operations, respectively.

•	Adjusted EBITDA of $258.4 million (or a 9.3% margin), and Adjusted EPS of $0.45.

•
U.S portfolio generated an improved performance due to our differentiated strategy. Demand in less commoditized segment remained strong while pure commodity was significantly better year on year but weaker than last quarter. We continue to evolve our well-balanced portfolio to further differentiate our products and brands, strengthen Key Customer relationships, and deliver operational improvements.

•	Q3 in Mexico was in-line with normal seasonality and stronger than last year. Growth in our branded products and prepared foods continue to create portfolio differentiation in the region.

•
European operations continuing to mitigate the impact of input cost challenges and already achieved better results than last year. Addition of Tulip team will further enhance our position as a leading global player by expanding our portfolio of prepared foods and brands in the UK, and present opportunities for synergies.

Unaudited, In Millions, Except Per Share and Percentages
	Thirteen Weeks Ended	Thirteen Weeks Ended		Thirty-Nine Weeks Ended	Thirty-Nine Weeks Ended
	Sep 29, 2019	Sep 30, 2018	Y/Y Change	Sep 29, 2019	Sep 30, 2018	Y/Y Change
Net Sales	$2,778.0	$2,697.6	+3.0%	$8,345.7	$8,281.0	+0.8%
GAAP EPS	$0.44	$0.12	+266.7%	$1.46	$1.03	+41.7%
Operating Income	$188.2	$85.3	+120.6%	$604.8	$472.1	+28.1%
Adjusted EBITDA (1)	$258.4	$156.0	+65.6%	$812.2	$687.1	+18.2%
Adjusted EBITDA Margin (1)	9.3%	5.8%	+3.5pts	9.7%	8.3%	+1.4pts

(1)	Reconciliations for non-GAAP measures are provided in subsequent sections within this release.

“After a challenging Q3 2018 within the U.S. pure commodity market, conditions during Q3 of this year were much improved. The environment in non-commodity chicken was in-line with seasonality and remained strong, driven by demand from retailers and QSRs. We remain committed to our Key Customer strategy, which is the basis for our growth. Revenues from Key Customers have more than doubled over the past eight years, and we will continue to support their growth. We are investing to further differentiate our portfolio, and increase our capacities and capabilities to meet customer expectations. We expect value added, differentiated products to account for a significantly larger portion of our total results over the next few years as we continue to reduce our mix of more volatile commodity sales and improve our margin profile,” stated Jayson Penn, Chief Executive Officer of Pilgrim's.

“Mexico was in-line with normal seasonality and significantly better than last year. We expect to generate improved performance for the remainder of 2019 as demand continues to grow. Our Prepared Foods have continued to increase at a double digit rate and are generating great results under both premium Pilgrim’s and Del Dia brands to drive the evolution of our Mexican portfolio towards more differentiated, higher-value products and margin expansion.”

“Our European operations have continued to make progress in mitigating input cost challenges, and are already generating better results throughout Q3. Despite seasonally cooler weather, improvements in operational efficiencies, and better integration of input costs into customer pricing models drove the improvement in performance. We expect a continuation of the momentum into Q4.”

“The addition of the Tulip team further enhances our position as a leading global player by expanding our portfolio of prepared foods and brands while strengthening our leadership position in the UK market. It aligns with our strategic priorities as we continue growing our geographical footprint and extending our global reach into attractive new markets.”

Conference Call Information

A conference call to discuss Pilgrim’s quarterly results will be held tomorrow, October 31, at 7:00 a.m. MT (9 a.m. ET). Participants are encouraged to pre-register for the conference call using the link below. Callers who pre-register will be given a unique PIN to gain immediate access to the call and bypass the live operator. Participants may pre-register at any time, including up to and after the call start time.
To pre-register, go to: https://services.choruscall.com/links/ppc191031.html

You may also reach the pre-registration link by logging in through the investor section of our website at www.pilgrims.com and clicking on the link under “Upcoming Events.”

For those who would like to join the call but have not pre-registered, access is available by dialing +1 (844) 883-3889 within the US, or +1 (412) 317-9245 internationally, and requesting the “Pilgrim’s Pride Conference.” Please note that to submit a question to management during the call, you must be logged in via telephone.

Replays of the conference call will be available on Pilgrim’s website approximately two hours after the call concludes and can be accessed through the “Investor” section of www.pilgrims.com. The webcast will be available for replay through February 1, 2020.

About Pilgrim’s Pride

Pilgrim’s employs approximately 58,850 people and operates chicken processing plants and prepared-foods facilities in 14 states, Puerto Rico, Mexico, the U.K, Ireland and continental Europe. The Company’s primary distribution is through retailers and foodservice distributors. For more information, please visit www.pilgrims.com.

Forward-Looking Statements

Statements contained in this press release that state the intentions, plans, hopes, beliefs, anticipations, expectations or predictions of the future of Pilgrim’s Pride Corporation and its management are considered forward-looking statements. It is important to note that actual results could differ materially from those projected in such forward-looking statements. Factors that could cause actual results to differ materially from those projected in such forward-looking statements include: matters affecting the poultry industry generally; the ability to execute the Company’s business plan to achieve desired cost savings and profitability; future pricing for feed ingredients and the Company’s products; outbreaks of avian influenza or other diseases, either in Pilgrim’s Pride’s flocks or elsewhere, affecting its ability to conduct its operations and/or demand for its poultry products; contamination of Pilgrim’s Pride’s products, which has previously and can in the future lead to product liability claims and product recalls; exposure to risks related to product liability, product recalls, property damage and injuries to persons, for which insurance coverage is expensive, limited and potentially inadequate; management of cash resources; restrictions imposed by, and as a result of, Pilgrim’s Pride’s leverage; changes in laws or regulations affecting Pilgrim’s Pride’s operations or the application thereof; new immigration legislation or increased enforcement efforts in connection with existing immigration legislation that cause the costs of doing business to increase, cause Pilgrim’s Pride to change the way in which it does business, or otherwise disrupt its operations; competitive factors and pricing pressures or the loss of one or more of Pilgrim’s Pride’s largest customers; currency exchange rate fluctuations, trade barriers, exchange controls, expropriation and other risks associated with foreign operations; disruptions in international markets and distribution channel, including anti-dumping proceedings and countervailing duty proceedings; and the impact of uncertainties of litigation as well as other risks described under “Risk Factors” in the Company’s Annual Report on Form 10-K and subsequent filings with the Securities and Exchange Commission. Pilgrim’s Pride Corporation undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:	Dunham Winoto
Director, Investor Relations
IRPPC@pilgrims.com
(970) 506-8192
www.pilgrims.com

PILGRIM’S PRIDE CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS

	September 29, 2019	December 30, 2018
	(Unaudited)
	(In thousands)
Cash and cash equivalents	$598,054	$338,386
Restricted cash and cash equivalents	26,950	23,192
Trade accounts and other receivables, less allowance for doubtful accounts	602,038	561,549
Accounts receivable from related parties	1,573	1,331
Inventories	1,261,362	1,159,519
Income taxes receivable	16,143	38,479
Prepaid expenses and other current assets	107,398	112,201
Total current assets	2,613,518	2,234,657
Deferred tax assets	4,286	4,248
Other long-lived assets	15,211	16,717
Identified intangible assets, net	533,733	564,128
Goodwill	924,766	949,750
Operating lease assets, net	300,495	—
Property, plant and equipment, net	2,211,124	2,161,702
Total assets	$6,603,133	$5,931,202

Accounts payable	$846,200	$830,059
Accounts payable to related parties	5,157	7,269
Revenue contract liability	39,743	33,328
Accrued expenses and other current liabilities	494,247	386,941
Income taxes payable	25,762	8,221
Current maturities of long-term debt	26,636	30,405
Total current liabilities	1,437,745	1,296,223
Noncurrent operating lease liability, less current maturities	231,018	—
Long-term debt, less current maturities	2,279,871	2,295,190
Noncurrent income taxes payable	7,731	7,731
Deferred tax liabilities	235,357	237,422
Other long-term liabilities	81,307	75,051
Total liabilities	4,273,029	3,911,617
Common stock	2,611	2,604
Treasury stock	(234,892)	(231,994)
Additional paid-in capital	1,952,451	1,945,136
Retained earnings	785,732	421,888
Accumulated other comprehensive loss	(186,040)	(127,834)
Total Pilgrim’s Pride Corporation stockholders’ equity	2,319,862	2,009,800
Noncontrolling interest	10,242	9,785
Total stockholders’ equity	2,330,104	2,019,585
Total liabilities and stockholders’ equity	$6,603,133	$5,931,202

PILGRIM’S PRIDE CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Thirteen Weeks ended		Thirty-Nine Weeks Ended
	September 29, 2019	September 30, 2018	September 29, 2019	September 30, 2018
	(In thousands, except per share data)
Net sales	$2,777,970	$2,697,604	$8,345,730	$8,280,995
Cost of sales	2,495,773	2,527,863	7,476,731	7,549,367
Gross profit	282,197	169,741	868,999	731,628
Selling, general and administrative expense	94,032	84,138	264,313	257,396
Administrative restructuring activities	(20)	257	(90)	2,181
Operating income	188,185	85,346	604,776	472,051
Interest expense, net of capitalized interest	32,028	35,334	99,184	125,901
Interest income	(4,698)	(4,241)	(11,481)	(10,665)
Foreign currency transaction loss (gain)	3,027	(6,711)	7,923	(2,802)
Miscellaneous, net	1,367	653	2,521	(1,781)
Income before income taxes	156,461	60,311	506,629	361,398
Income tax expense	46,365	30,848	142,328	106,367
Net income	110,096	29,463	364,301	255,031
Less: Net income (loss) attributable to noncontrolling interests	331	153	457	(238)
Net income attributable to Pilgrim’s Pride Corporation	$109,765	$29,310	$363,844	$255,269

Weighted average shares of common stock outstanding:
Basic	249,467	248,981	249,344	248,933
Effect of dilutive common stock equivalents	262	198	308	143
Diluted	249,729	249,179	249,652	249,076

Net income attributable to Pilgrim's Pride Corporation per share of common stock outstanding:
Basic	$0.44	$0.12	$1.46	$1.03
Diluted	$0.44	$0.12	$1.46	$1.03

PILGRIM’S PRIDE CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Thirty-Nine Weeks Ended
	September 29, 2019	September 30, 2018
	(In thousands)
Cash flows from operating activities:
Net income	$364,301	$255,031
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	210,381	207,113
Share-based compensation	7,322	9,259
Deferred income tax expense (benefit)	2,396	(2,147)
Loan cost amortization	3,609	4,337
Accretion of discount related to Senior Notes	737	567
Amortization of premium related to Senior Notes	(501)	(501)
Loss on property disposals	(9,546)	(452)
Foreign currency transaction loss related to borrowing arrangements	1,259	4,221
Gain on equity-method investments	(48)	(48)
Noncash loss on early extinguishment of debt	—	6,037
Asset impairment	—	884
Changes in operating assets and liabilities:
Trade accounts and other receivables	(46,648)	(3,437)
Inventories	(108,117)	64,787
Prepaid expenses and other current assets	3,536	(15,428)
Accounts payable, accrued expenses and other current liabilities	67,308	78,107
Income taxes	40,549	(175,569)
Long-term pension and other postretirement obligations	(1,578)	(9,087)
Other operating assets and liabilities	544	1,606
Cash provided by operating activities	535,504	425,280
Cash flows from investing activities:
Acquisitions of property, plant and equipment	(258,725)	(231,875)
Proceeds from property disposals	15,168	2,707
Cash used in investing activities	(243,557)	(229,168)
Cash flows from financing activities:
Payments on revolving line of credit, long-term borrowings and capital lease obligations	(123,276)	(1,071,441)
Proceeds from revolving line of credit and long-term borrowings	99,638	703,090
Purchase of common stock under share repurchase program	(2,898)	—
Payment of capitalized loan costs	(652)	(11,081)
Proceeds (payment) from equity contribution (distribution) under Tax Sharing Agreement between JBS USA Food Company Holdings and Pilgrim's Pride Corporation	(525)	5,558
Cash used in financing activities	(27,713)	(373,874)
Effect of exchange rate changes on cash and cash equivalents	(808)	4,071
Increase in cash, cash equivalents and restricted cash	263,426	(173,691)
Cash, cash equivalents and restricted cash, beginning of period	361,578	589,531
Cash, cash equivalents and restricted cash, end of period	$625,004	$415,840

PILGRIM’S PRIDE CORPORATION
Selected Financial Information
(Unaudited)

“EBITDA” is defined as the sum of net income (loss) plus interest, taxes, depreciation and amortization. “Adjusted EBITDA” is calculated by adding to EBITDA certain items of expense and deducting from EBITDA certain items of income that we believe are not indicative of our ongoing operating performance consisting of: (i) income (loss) attributable to non-controlling interests, (ii) restructuring charges, (iii) reorganization items, (iv) losses on early extinguishment of debt and (v) foreign currency transaction losses (gains). EBITDA is presented because it is used by management and we believe it is frequently used by securities analysts, investors and other interested parties, in addition to and not in lieu of results prepared in conformity with accounting principles generally accepted in the US (“GAAP”), to compare the performance of companies. We believe investors would be interested in our Adjusted EBITDA because this is how our management analyzes EBITDA. The Company also believes that Adjusted EBITDA, in combination with the Company’s financial results calculated in accordance with GAAP, provides investors with additional perspective regarding the impact of certain significant items on EBITDA and facilitates a more direct comparison of its performance with its competitors. EBITDA and Adjusted EBITDA are not measurements of financial performance under GAAP. They should not be considered as an alternative to cash flow from operating activities or as a measure of liquidity or an alternative to net income as indicators of our operating performance or any other measures of performance derived in accordance with GAAP.

PILGRIM'S PRIDE CORPORATION
Reconciliation of Adjusted EBITDA
(Unaudited)

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	September 29, 2019	September 30, 2018	September 29, 2019	September 30, 2018
	(In thousands)
Net income	$110,096	$29,463	$364,301	$255,031
Add:
Interest expense, net	27,330	31,093	87,703	115,236
Income tax expense	46,365	30,848	142,328	106,367
Depreciation and amortization	71,851	71,026	210,381	207,113
EBITDA	255,642	162,430	804,713	683,747
Add:
Foreign currency transaction losses	3,027	(6,711)	7,923	(2,802)
Acquisition charges	63	16	63	320
Restructuring activity	(20)	257	(90)	2,181
Other nonrecurring losses and expenses	—	164	—	3,462
Minus:
Net income (loss) attributable to noncontrolling interest	331	153	457	(238)
Adjusted EBITDA	$258,381	$156,003	$812,152	$687,146

The summary unaudited consolidated income statement data for the twelve months ended September 29, 2019 (the LTM Period) have been calculated by subtracting the applicable unaudited consolidated income statement data for the nine months ended September 30, 2018 from the sum of (1) the applicable audited consolidated income statement data for the year ended December 30, 2018 and (2) the applicable audited consolidated income statement data for the nine months ended September 29, 2019.

PILGRIM'S PRIDE CORPORATION
Reconciliation of LTM Adjusted EBITDA

(Unaudited)	Thirteen Weeks Ended	Thirteen Weeks Ended	Thirteen Weeks Ended	Thirteen Weeks Ended	LTM Ended
	December 30, 2018	March 31, 2019	June 30, 2019	September 29, 2019	September 29, 2019
	(In thousands)
Net income	$(8,227)	$84,125	$170,080	$110,096	$356,074
Add:
Interest expense, net	33,765	30,222	30,150	27,330	121,467
Income tax expense	(20,944)	20,416	75,547	46,365	121,384
Depreciation and amortization	66,975	67,182	71,348	71,851	277,356
EBITDA	71,569	201,945	347,125	255,642	876,281
Add:
Foreign currency transaction losses (gains)	19,962	2,636	2,260	3,027	27,885
Acquisition charges	—	—	—	63	63
Restructuring activities	2,584	(27)	(43)	(20)	2,494
Other nonrecurring losses and expenses	16,023	—	—	—	16,023
Minus:
Net income (loss) attributable to noncontrolling interest	(903)	114	12	331	(446)
Adjusted EBITDA	$111,041	$204,440	$349,330	$258,381	$923,192

EBITDA margins have been calculated by taking the relevant unaudited EBITDA figures, then dividing by Net Revenue for the applicable period.

PILGRIM'S PRIDE CORPORATION
Reconciliation of EBITDA Margin
(Unaudited)

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended		Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	September 29, 2019	September 30, 2018	September 29, 2019	September 30, 2018	September 29, 2019	September 30, 2018	September 29, 2019	September 30, 2018
	(In thousands)
Net income	$110,096	$29,463	$364,301	$255,031	3.96%	1.09%	4.37%	3.08%
Add:
Interest expense, net	27,330	31,093	87,703	115,236	0.98%	1.15%	1.05%	1.39%
Income tax expense	46,365	30,848	142,328	106,367	1.67%	1.14%	1.71%	1.28%
Depreciation and amortization	71,851	71,026	210,381	207,113	2.59%	2.63%	2.52%	2.50%
EBITDA	255,642	162,430	804,713	683,747	9.20%	6.03%	9.64%	8.26%
Add:
Foreign currency transaction losses	3,027	(6,711)	7,923	(2,802)	0.11%	(0.25)%	0.09%	(0.03)%
Acquisition charges	63	16	63	320	—%	—%	—%	—%
Restructuring activity	(20)	257	(90)	2,181	—%	0.01%	—%	0.03%
Other nonrecurring losses and expenses	—	164	—	3,462	—%	0.01%	—%	0.04%
Minus:
Net income (loss) attributable to noncontrolling interest	331	153	457	(238)	0.01%	0.01%	0.01%	—%
Adjusted EBITDA	$258,381	$156,003	$812,152	$687,146	9.30%	5.79%	9.73%	8.30%

Net sales	$2,777,970	$2,697,604	$8,345,730	$8,280,995	$2,777,970	$2,697,604	$8,345,730	$8,280,995

A reconciliation of net income (loss) attributable to Pilgrim's Pride Corporation per common diluted share to adjusted net income (loss) attributable to Pilgrim's Pride Corporation per common diluted share is as follows:

PILGRIM'S PRIDE CORPORATION
Reconciliation of Adjusted Earnings
(Unaudited)

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	September 29, 2019	September 30, 2018	September 29, 2019	September 30, 2018
	(In thousands, except per share data)
Net income attributable to Pilgrim's Pride Corporation	$109,765	$29,310	$363,844	$255,269
Adjustments, net of tax:
Loss on early extinguishment of debt	—	903	—	12,679
Acquisition charges and restructuring activities	33	207	(20)	1,893
Foreign currency transaction losses	2,290	(5,077)	5,994	(2,120)
Income before loss on early extinguishment of debt, acquisition charges and restructuring activities, and foreign currency transaction losses	$112,088	$25,343	$369,818	$267,721
U.S. Tax Cuts & Jobs Act transition tax	—	26,400	—	26,400
Adjusted net income (loss)	$112,088	$51,743	$369,818	$294,121
Weighted average diluted shares of common stock outstanding	249,729	249,179	249,652	249,076
Income before loss on early extinguishment of debt, acquisition and restructuring activities and foreign currency transaction losses per common diluted share	$0.45	$0.21	$1.48	$1.18

A reconciliation of GAAP earnings per share (EPS) to adjusted earnings per share (EPS) is as follows:

PILGRIM'S PRIDE CORPORATION
Reconciliation of GAAP EPS to Adjusted EPS
(Unaudited)

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	September 29, 2019	September 30, 2018	September 29, 2019	September 30, 2018
	(In thousands, except per share data)
GAAP EPS	$0.44	$0.12	$1.46	$1.03
Adjustments, net of tax:
Loss on early extinguishment of debt	—	—	—	0.05
Foreign currency transaction losses	0.01	(0.02)	0.02	(0.01)
	$0.45	$0.10	$1.48	$1.08
U.S. Tax Cuts & Jobs Act transition tax	—	0.11	—	0.11
Adjusted EPS	$0.45	$0.21	$1.48	$1.18

Weighted average diluted shares of common stock outstanding	249,729	249,179	249,652	249,076

PILGRIM'S PRIDE CORPORATION
Supplementary Selected Segment and Geographic Data
(Unaudited)

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	September 29, 2019	September 30, 2018	September 29, 2019	September 30, 2018
	(In thousands)
Sources of net sales by country of origin:
US	$1,931,657	$1,864,169	$5,732,201	$5,604,709
Europe	517,531	526,722	1,568,396	1,634,125
Mexico	328,782	306,713	1,045,133	1,042,161
Total net sales	$2,777,970	$2,697,604	$8,345,730	$8,280,995

Sources of cost of sales by country of origin:
US	$1,739,474	$1,732,803	$5,123,278	$5,137,049
Europe	474,490	485,435	1,452,254	1,500,994
Mexico	281,833	309,650	901,271	911,358
Intersegment transactions, net	(24)	(25)	(72)	(34)
Total cost of sales	$2,495,773	$2,527,863	$7,476,731	$7,549,367

Sources of gross profit by country of origin:
US	$192,183	$131,366	$608,923	$467,660
Europe	43,041	41,287	116,142	133,131
Mexico	46,949	(2,937)	143,862	130,803
Intersegment transactions, net	24	25	72	34
Total gross profit	$282,197	$169,741	$868,999	$731,628

Sources of operating income by country of origin:
US	$125,169	$74,206	$426,968	$300,960
Europe	25,325	23,470	62,233	68,545
Mexico	37,667	(12,355)	115,503	102,512
Intersegment transactions, net	24	25	72	34
Total operating income	$188,185	$85,346	$604,776	$472,051